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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2004

VWR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0001300446 (Commission File Number)	91-1319190 (I.R.S. Employer Identification No.)

1310 Goshen Parkway
P.O. Box 2656
West Chester, PA 19380
(Address of principal executive offices, including zip code)

(Registrant's telephone number, including area code): (610) 431-1700

Item 7.01    Regulation FD Disclosures.

        On December 8, 2004, VWR International, Inc. (the "Company") issued a press release announcing that CDRV Investors, Inc. (the "Issuer"), a parent company that indirectly owns all of the outstanding capital stock of the Company, is selling 9 5/8% Senior Discount Notes due 2015 that are expected to yield approximately $300 million in proceeds to the Issuer.

        A copy of the press release issued by the Company on December 8, 2004 and attached hereto as Exhibit 99.1 is incorporated in this Item 7.01 by reference.

Item 9.01    Financial Statements and Exhibits.

(c)
Exhibits
Exhibit 99.1	Press release issued by the Company on December 8, 2004, titled "Parent of VWR International to Sell Senior Discount Notes."

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VWR INTERNATIONAL, INC.
Date: December 9, 2004	By:	/s/ STEPHEN KUNST Name: Stephen Kunst Title: Senior Vice President, General Counsel and Secretary

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  Item 7.01 Regulation FD Disclosures.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES